Exhibit 99.1

Daré Bioscience Provides Business Update and Announces Third Quarter Financial Results

San Diego, November 13, 2018 (GLOBE NEWSWIRE) – Daré Bioscience, Inc. (NASDAQ: DARE), a clinical-stage, women’s biopharmaceutical company, today provided a business update and announced financial results for the three and nine months ended September 30, 2018.

Business Update

“We are actively enrolling couples in our postcoital test clinical trial of Ovaprene®, our non-hormonal monthly contraceptive, and are preparing to commence the Phase2b program of Sildenafil Cream, 3.6%, our candidate for the treatment of female sexual arousal disorder. We are also advancing our development portfolio of other product candidates that we believe have the potential to deliver a first-in-category product addressing a persistent unmet need in women’s reproductive health, such as our vaginal ring technologies for hormone replacement and pregnancy maintenance and our vaginal tamoxifen for vulvar and vaginal atrophy in women with hormone receptor positive breast cancer,” said Sabrina Martucci Johnson, President and Chief Executive Officer of Daré. “Our 2018 third quarter results were in line with our expectations for advancing our novel portfolio of clinical candidates in women’s health.”

Third Quarter Financial Results

At September 30, 2018, we had cash and cash equivalents of $9.5 million. We believe our existing cash balance is sufficient to fund our planned operations for at least the next twelve months. For the three months ended September 30, 2018, general and administrative expenses were $1.2 million and research and development expenses were $1.4 million.

Our primary operations have consisted of, and are expected to continue to consist of, product research and development and advancing our portfolio of product candidates through late-stage clinical development or regulatory approval.

Conference Call

Daré will host a conference call and live webcast to discuss this announcement and recent developments beginning at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) today. To access the conference call via phone, dial (844) 831-3031 (domestic) or (443) 637-1284 (International). The conference ID number for the call is 5463588. The live webcast can be accessed under “Events & Presentations” in the Investor Relations section of the Company’s website at www.darebioscience.com. Please log in approximately 5-10 minutes prior to the event to register and to download and install any necessary software. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 5463588. The telephone and webcast replay will be available until November 20, 2018.

About Daré Bioscience

Daré Bioscience is a clinical-stage biopharmaceutical company committed to the advancement of innovative products for women’s reproductive and sexual health. The company’s mission is to identify, develop and bring to market a portfolio of novel, differentiated therapies that expand treatment options, improve outcomes and facilitate convenience for women in the areas of contraception, vaginal health, sexual health, and fertility.

Daré’s product portfolio includes two potential first-in-class candidates currently in clinical development: Ovaprene®, a non-hormonal, monthly contraceptive vaginal ring, and Sildenafil Cream, 3.6%, a potential treatment for female sexual arousal disorder utilizing the same active ingredient as Viagra®. To learn more about Daré’s full portfolio of women’s health products, and mission to deliver novel therapies for women, please visit www.darebioscience.com.

Daré may announce material information about its finances, product candidates, clinical trials and other matters using its investor relations website (http://ir.darebioscience.com), SEC filings, press releases, public conference calls and webcasts. Daré uses these channels to communicate with its investors and the public about the company and other company-related matters. The information Daré posts on its investor relations website may be deemed to be material information. Daré encourages investors, the media, and others interested in the company to review the information Daré posts on its investor relations website.

Forward-Looking Statements

Daré cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions. Such statements include, but are not limited to, statements relating to the potential of our product candidates to deliver a first-in-category product addressing a persistent unmet need in women’s reproductive health, our cash balance being sufficient to fund our planned operations for at least the next twelve months, and our expectation that are primary operations will continue to consist of product research and development and advancing our portfolio of product candidates through late-stage clinical development or regulatory approval. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements, including, without limitation, risk and uncertainties related to: our ability to raise additional capital when and as needed; our ability to develop and commercialize our product candidates; the failure or delay in starting, conducting and completing clinical trials or obtaining United States Food and Drug Administration or foreign regulatory approval for our product candidates in a timely manner; our ability to conduct and design successful clinical trials, to enroll a sufficient number of patients, to meet established clinical endpoints, to avoid undesirable side effects and other safety concerns, and to demonstrate sufficient efficacy of our product candidates; our ability to retain our licensed rights to develop and commercialize a product candidate; our ability to satisfy the monetary obligations and other requirements in connection with our exclusive, in-license agreements covering the critical patents and related intellectual property related to our product candidates; developments by our competitors that make our product candidates less competitive or obsolete; our dependence on third parties to conduct clinical trials; our ability to adequately protect or enforce our, or our licensor’s, intellectual property rights; the lack of patent protection for the active ingredients in certain of our product candidates which could expose our products to competition from other formulations using the same active ingredients; the risk of failure associated with product candidates in preclinical stages of development that may lead investors to assign them little to no value and make these assets difficult to fund; and disputes or other developments concerning our intellectual property rights. Our forward-looking statements are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of our risks and uncertainties, you are encouraged to review our documents filed with the SEC including our recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Contacts:

Investors on behalf of Daré Bioscience, Inc.:

Ami Bavishi

Burns McClellan

abavishi@burnsmc.com

212-213-0006

OR

Media on behalf of Daré Bioscience, Inc.:

Amanda Guisbond

Canale Communications

amanda@canalecomm.com

781-405-8775

Source: Daré Bioscience, Inc.

Daré Bioscience, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$9,537,463	$7,559,846
Other receivables	80,278	284,206
Prepaid expenses	549,949	311,571
Other current assets	—	193,495

Total current assets	10,167,690	8,349,118
Property and equipment, net	10,572	—
Goodwill	—	5,187,519
Other non-current assets	617,499	723,191

Total assets	$10,795,761	$14,259,828

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$1,202,912	$966,653

Convertible promissory notes	—	—
Interest payable	—	—

Total current liabilities	1,202,912	966,653
Deferred rent	9,292	392

Total liabilities	1,212,204	967,045

Commitments and contingencies (Note 8)
Stockholders’ equity (deficit)
Preferred stock, $0.01 par value, 5,000,000 shares authorized
None issued and outstanding	—	—
Common stock: $0.0001 par value, 120,000,000 shares authorized, 11,422,161 and 6,047,161 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1,142	605
Accumulated other comprehensive loss	(78,032)	(18,080)
Additional paid-in capital	35,713,662	25,541,210
Accumulated deficit	(26,053,215)	(12,230,952)

Total stockholders’ equity	9,583,557	13,292,783

Total liabilities and stockholders’ equity	$10,795,761	$14,259,828

Daré Bioscience, Inc. and Subsidiaries

Consolidated Statement of Operations

(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating expenses:
General and administrative	$1,175,049	$1,052,628	$3,635,413	$1,729,338
Research and development expenses	1,446,548	280,793	4,750,823	312,169
License expenses	—	—	350,000	—
Impairment of goodwill	—	—	5,187,519	—

Total operating expenses	2,621,597	1,333,421	13,923,755	2,041,507

Loss from operations	(2,621,597)	(1,333,421)	(13,923,755)	(2,041,507)
Other income (expense)	47,122	(296,262)	101,492	(330,233)

Net loss	$(2,574,475)	$(1,629,683)	$(13,822,263)	$(2,371,740)

Foreign currency translation adjustments	$(18,721)	$(9,774)	$(59,952)	$(9,774)

Comprehensive loss	$(2,593,196)	$(1,639,457)	$(13,882,215)	$(2,381,514)

Loss per common share - basic and diluted	$(0.23)	$(0.33)	$(1.32)	$(1.04)

Weighted average number of common shares outstanding:
Basic and diluted	11,422,161	4,986,226	10,499,982	2,283,673

The operations presented in the interim consolidated financial statements (A) for the three and nine months ended September 30, 2018 and that include the period from July 19, 2017 to September 30, 2017 represent the operations of the Company following the Cerulean/Private Daré stock purchase transaction, and (B) that include the period from January 1, 2017 to July 18, 2017 represent the operations of the Company when it was private, making a comparison between periods difficult.